                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-85654

         PROSPECTUS SUPPLEMENT NO. 8 TO PROSPECTUS DATED JUNE 21, 2002

                                       OF

                              CALPINE CORPORATION

                                  RELATING TO
                       RESALES BY SELLING SECURITYHOLDERS
                                       OF
                          4% CONVERTIBLE SENIOR NOTES
    AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SENIOR NOTES

     This Prospectus Supplement supplements the Prospectus dated June 21, 2002, as supplemented to date (the "Prospectus"). This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered by selling securityholders to prospective purchasers along with this Prospectus Supplement. The information in the following table supercedes in part and supplements the information in the relevant section in the Prospectus.

                                                                                               SHARES OF
                                                                                                 COMMON
                                    AGGREGATE PRINCIPAL       SHARES OF        SHARES OF   STOCK BENEFICIALLY
                                      AMOUNT OF NOTES           COMMON          COMMON           OWNED
                                       BENEFICIALLY             STOCK            STOCK      AFTER COMPLETION
SELLING HOLDER                       OWNED AND OFFERED    BENEFICIALLY OWNED    OFFERED     OF THE OFFERING
--------------                      -------------------   ------------------   ---------   ------------------
Deutsche Bank Securities
  Inc.(1).........................      $63,789,000           3,530,102        3,530,102           0

---------------

(1) Deutsche Bank Securities Inc. has advised that of the $63,789,000 in aggregate principal amount of the Senior Notes it currently owns, $2,018,000 in aggregate principal amount was previously not registered.

                             ---------------------

                 Prospectus Supplement dated September 26, 2002